UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Greenbelt Resources Corporation

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

Phone: (888) 995-4726

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Darren Eng

Chief Executive Officer

3500 Dry Creek Road, Unit 6 Paso Robles, CA 93446

Phone: (310) 567-4844

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

9511	91 - 2107890
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II

OFFERING CIRCULAR

Greenbelt Resources Corporation

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

(888) 995-4726

www.greenbeltresources.com

Persons to contact at Company with respect to offering: Darren Eng; Joseph Pivinski

Best Efforts Offering

of 67,654,428 Shares of Common Stock by the Company and

7,345,572 Shares of Common Stock by the Selling Stockholders

$0.0425 per Share

Greenbelt Resources Corporation (“us,” “we,” “our,” the “Company” or “Greenbelt”) is an early stage, revenue-producing operating company which emerged from the development stage in December 2012.

Investing in our common stock involves risks, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of 67,654,428 shares of our common stock, par value $0.001 per share, at a fixed price of $0.0425 per share, by us and the offer and sale or other disposition of 7,345,572 shares of our common stock, at a fixed price of $0.0425 per share, by the selling stockholders named in this offering circular. Each share shall have a stated value of $0.001 per share. See “Description of Securities” beginning on page 23.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis. No minimum sale is required, and there is no minimum offering. However there is a $5,000 minimum individual purchase in this offering, and only whole shares may be purchased.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable.

Our common stock is presently quoted on the OTC Pink tier of the OTC Markets Group, Inc. under the trading symbol “GRCO”. On July 24, 2015, the last sale price of our common stock as reported by the OTC Markets was $0.027 per share. There is a very limited market for our common stock at this time and following the offering made by this Offering Circular, there is no assurance that a market will further develop.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE, AND AN INVESTMENT IN SHARES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE POTENTIAL DILUTION FROM THE OFFERING PRICE. SEE “RISK FACTORS” AND “DILUTION.”

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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	Price to Public	Underwriting Discount and Commissions	Proceeds to Issuer	Proceeds to Other Persons
Common Stock (1)	$0.0425	-	$2,875,313	$312,187
Total Minimum:	$0.0425	-	$2,875,313	$312,187
Total Maximum:	$0.0425	-	$2,875,313	$312,187
Total	$0.0425	-	$2,875,313	$312,187

(1)	The Company is offering 67,654,428 shares of its common stock directly to investors, and the selling stockholders, three of whom are also affiliates of the Company, are offering 7,345,572 shares of Company common stock for resale. The Company intends to satisfy approximately 90.2% of the amount subscribed for on each subscription agreement received in this offering with shares offered by the Company and approximately 9.8% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering. The Company has not retained any underwriters, brokers or placement agents in connection with the Offering. The estimated cost of this offering is approximately $95,500 . This cost will be paid directly by the Company, and no proceeds of the offering are expected to be used for this purpose.

Offering Circular Dated ___________, 2015

This Offering Circular is valid for nine (9) months after qualification by the SEC.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED, “RISK FACTORS” REGARDING RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE STOCK DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION, OR MODIFICATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SHARES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SHARES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS AND SUCH LAWS. THE INTERESTS MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us and by the selling stockholders of common stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

This Offering Circular speaks only as of the date hereof.

This Offering Circular describes the offering of common stock under two main headings: “The Company and Business Summary” and “The Offering.”

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the common stock, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our amended Offering Circular will be posted on our website when the amendment has been qualified by the SEC. Although the Issuer is not using a selling agent or finder in connection with this offering, it will use a website as an online portal and information management tool in connection with the offering. The website is owned and operated by the Issuer and can be viewed at http://www.greenbeltresources.com.

The common stock shares are not available for offer and sale to residents of every state. Our website will indicate the states where residents may purchase shares of common stock. We will post on our website any special suitability standards or other conditions applicable to purchases of the shares of the common stock in certain states that are not otherwise set forth in this Offering Circular.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements, consists of a total of approximately 55 pages.

SUMMARY INFORMATION

IMPORTANT NOTICE TO INVESTORS

The following summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the common stock. You should carefully read the entire Offering Circular; especially the section concerning the risks associated with the investment in common stock, discussed under “Risk Factors.”

Unless we state otherwise the terms “we”, “us”, “our”, “Company”, “Greenbelt”, “management”, or similar terms collectively refer to Greenbelt Resources Corporation, a Nevada corporation.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE COMPANY AND BUSINESS SUMMARY

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” We are an early stage, revenue-producing operating company that emerged from the development stage in December 2012. The Company’s headquarters are located in Paso Robles, California. The Company is a green technology company and its common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “GRCO.”

Greenbelt designs, manufactures, operates and sells modular systems that recycle food wastes and beverage wastes into sellable products. Products produced include advanced biofuel, fertilizer, animal feed, electricity and filtered and distilled water.

The innovative advantages of our technology allow our unique approach: the economy of “small” scale. Our technology and stated approach make it cost-effective to process applicable wastes in quantities available locally.

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Each system is an assemblage of individual automated modules. Each module performs a different step in the process. The process for our systems can be broken out into four stages:

●	Feedstock pretreatment: The feedstock pretreatment step (if necessary) prepares the feedstock for fermentation by making simple sugars available. Feedstock processing may include grinding or mashing up solid, and/or adding water, heat, and/or enzymes to break down starches or cellulose into simple sugars available in a uniformly viscous solution.

●	Fermentation: The fermentation step is the process of adding yeast to a uniformly viscous liquid in which the yeast will consume the sugars and convert them into ethanol.

●	Distillation: The distillation step is the process of separating out the ethanol by boiling the liquid to turn the ethanol, and some of the water into a vapor and then capturing the ethanol through a condensation process. The Company’s ethanol plant distillation modules are built around the Butterfield Closed Cycle System™, which is now owned by the Company.

●	End-product production: The end-product production step depends on the specific products being produced. For example, ethanol may require dehydration, for which we use our membrane dehydration module. Stillage may be sold “as is” for use as fertilizer or fortified animal beverage, or customers may request certain components be filtered out for such uses. For example, water may be filtered out and repurposed via additional treatment for sale as distilled or filtered water while the remainder is sold as a high-value high-protein animal feed. In urban deployments, stillage is fed into an anaerobic digester for conversion into biogas (methane). The biogas can be injected into natural gas pipelines where it qualifies for incentive credits, or consumed in an electrical generator to make renewable energy. Where a generator is involved, the heat from its exhaust can be used to replace heat source for the other modules, most notably distillation, thus greatly increasing overall efficiency.

Our systems can be built to our customers’ specifications, and can include any or all of the four steps in the process. As a result, the cost of our system can vary widely, depending on the needs of the customer. In 2012, we sold our first system to the University of Florida for an aggregate amount of approximately $593,000. In 2013, we sold our second system to a group of farmers doing business as Standard Ethanol Pty Ltd. for an aggregate amount of approximately $1.8 million.

We also operate our own system in a facility in Paso Robles, California that provides a feedstock processing service. In 2006, we acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported our business model in the biomass/waste-to-energy markets until 2014. During 2014, we transitioned the Paso Robles plant from a research and development facility to an operating plant. It has been used for revenue-producing projects since that time. We have multiple customers at this facility, which produces ethanol and various other products. Assuming that all of the securities offered by us in this offering are sold, we intend to expand our onsite feedstock processing capacity by building a second system in Paso Robles for our own use to both process feedstock and sell the end products produced. We expect that the second system would be operational within nine months of the start of manufacturing.

In addition, in 2015, we began providing contract manufacturing services to third parties. For example, we built a passive alcohol system, a pollution control device that captures and transforms gaseous ethanol emissions into quality spirit products, based on the contracting party’s design and specifications. We have also been contracted to manufacture the manifold system used to aggregate and deliver the exhaust gases containing the ethanol vapor stream to the passive alcohol system. We hope to expand the contract manufacturing portion of our business in 2015 and 2016.

THE OFFERING

Common Stock Offered	67,654,428 shares offered by us 7,345,572 shares offered by the selling stockholders

Offering Price	$0.0425 per share

Common Stock Currently Outstanding	260,230,175 shares

Common Stock Outstanding at Maximum Offering	327,884,603 shares (assuming all securities offered hereby are sold)

Dividend Policy	To date, no dividends have been paid on our common stock and we do not intend to do so in the foreseeable future. Dividends on common stock will be payable when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors.

Use of Proceeds

The net proceeds to the Company from the sale of shares of common stock to the Company, after giving effect to the $312,187 in proceeds attributable to re-sales by the selling stockholders will be:

● $2,875,313 if 100% of the shares are sold, and

● $1,437,657 if 50% of the shares are sold.

Notwithstanding the exact amount of net proceeds available, the Company expects to use the net proceeds for construction and sale of a waste to ethanol facility, sales efforts and working capital purposes.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable.

Minimum Purchase Amount	The minimum purchase amount is $5,000, and only whole shares may be purchased.

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RISK FACTORS

An investment in our Company’s common stock involves high degree of risk. You should carefully consider each of the following risks and all of the information set forth in this Offering Circular before deciding to invest in our common stock. If any of the following risks and uncertainties develops into an actual event, our business financial condition, results of operations and cash flows could be materially adversely affected. In that case the price of our common stock could decline and you may lose all or part of your investment. In connection with the forward-looking cautionary statements that appear in this Offering Circular you should also carefully review the cautionary statement referred to under Cautionary Statement Concerning Forward Looking Statements.

RISK FACTORS RELATED TO THE ISSUER’S BUSINESS

Early Stage Business

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California. The Company acquired technology in a business transaction in 2006 which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant then under development. This plant was a research and development facility which supported the Company’s business model in the biomass/waste-to-energy markets.

We need capital to fund operations. We have a limited operating history with our current business model upon which an evaluation of our prospects and future performance can be made. Our operations are subject to all business risks associated with enterprises with a limited operational history. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early stage business in an emerging industry. There is a possibility that we could sustain losses in the future and there can be no assurances that we will be successful in developing profitable operations.

Absence of Established Markets

There are no formal established markets or distribution channels for our products and services. We have identified and prioritized specific target markets where we believe the deployment of our technologies will financially benefit the customer, the environment and Greenbelt but need to develop and execute a sales strategy for each of these. Also, for any company which may develop cost effective technology similar to ours, there are no substantial barriers to entry.

Our Financial Success can be Influenced by Commodity Price Changes

The Company’s construction/production processes and revenue streams can be adversely affected by price increases in certain commodities which we may not be able to pass on to our customers, or price decreases which may adversely affect the selling prices of our products and services. In particular, we are dependent upon favorable pricing for ethanol, steel, feed, fertilizer and water. No part of the proceeds from this offering will be used for financial hedging strategies with respect to this risk.

We May Not be able to Manage our Growth Effectively

We expect to expand significantly and intend to maintain a growth focus. However, growth will place additional demands and strains on our executive team and other resources and we cannot be sure that we will be able to manage growth effectively. In order to successfully manage our growth, we may need to:

●	Expand and enhance our operations infrastructure;

●	Continue to improve our supply chain logistics and delivery cycle time information systems and controls; and

●	Expand and enhance our sales and marketing infrastructure.

We cannot assure you that our infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we are unable to manage our growth effectively, our business, financial condition and results of operations will be adversely affected.

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We May Not be able to Successfully Anticipate Technological Advances within our Industry or by Potential Competitors

Our business relies on proprietary system designs and scientific technologies which are essential to our production processes and our revenue streams. Technologies can evolve rapidly in our industry and are characterized by both evolutionary and revolutionary technological advances. If, for example, another alternative to ethanol as a fuel additive were to be developed, it may impact demand for the ethanol we produce and therefore reduce the value of this particular revenue stream.

We are Subject to Indirect Competition

Our products and services may compete with well established businesses in other industries which provide complementary value. For example, we provide a relatively cost effective alternative for certain customers to dispose of the organic waste material and feedstock we use as a raw material input in our processes in comparison to the current conventional disposal methods provided by haul away services. by truck or other mode of transportation.

We Will Not be able to Realize our Approximate $3.4 million Federal Tax Net Operating Loss Carry Forward if We Don’t Achieve Profitability or if There is a Significant Ownership Change

The Company has a federal net operating tax loss carry forwards of approximately $3.4 million at December 31, 2014 expiring in various periods through 2029. Utilization of the net operating loss carry forwards depends on future net income and may also be limited in the future in the event of a significant ownership change.

We are Conducting a Direct Primary Offering with No Minimum Amount Required to be Raised

We can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to operate our business beyond the next twelve months.

There is a $5,000 minimum individual purchase, and only whole shares may be purchased. There is no minimum amount required to be raised, however, before we can accept your investment funds and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Also, we may not sell enough shares of common stock in the offering to continue our operations beyond the next twelve months as we believe that we need to raise a minimum of $1,050,000 in this offering to achieve a level of sustainable operations in terms of profits and cash flows. Once we accept your investment funds, there will be no obligation to return your funds even though no other investment funds are raised. Also, there may be insufficient funds raised through this direct primary offering to continue our operations beyond the next twelve months. Thus, you may be one of only a few investors in this offering in which you acquire common stock in a company that continues to be under-capitalized. A future lack of sufficient funds to pay expenses and for working capital will negatively impact our ability to successfully implement and complete our plan of operation and execute our business plan.

Our Executive Officers are Crucial to our Business

Our early stage business is significantly dependent on retaining our current management team; namely Darren Eng, Floyd Butterfield and Joseph Pivinski, our CEO, CTO and CFO, respectively. Their qualifications are set forth herein. The loss of service of these key personnel could result in significant disruption to our operations, including growth plans and operating results.

Risks of Borrowing

Since 2012, the Company has not incurred any significant debt and the Company does not presently intend to incur debt if it sells all of the securities included in this offering. However, should the Company determine that short or long term secured debt is in the best interests of the Company, there are possible risks which could have a significant adverse effect on its business.

If the Company incurs indebtedness, a portion of the Company’s cash flow will need to be dedicated to the payment of principal and interest. Loan agreements also may contain restrictive covenants which can impair the Company’s operating flexibility. Such loan agreements could also provide for default under certain circumstances, which could result in a loan becoming immediately due and payable and repayment will be senior to the rights of the common stockholders.

Successful Execution of the Business Plan

The Company’s current business model and business plans may change significantly and management reserves the right to modify this model and these plans depending on future events. Our business has been and is capital intensive and may require the Company to incur significant up front cash outlays in anticipation of future cash inflows.

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Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company has complete discretion to use the funds obtained from this Offering, not only for purposes presently contemplated but for any corporate purpose it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors in the common stock offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Management Control of our Common Stock and Preferred Stock

As of July 2, 2015 the Company’s officers and directors owned approximately 34.2% of the Company’s outstanding common stock. Upon completion of this Offering, assuming all shares are sold, the Company’s officers and directors will own approximately 26.1% of the outstanding common stock. Also, 5,000,000 shares of Series B Convertible Preferred Stock were owned and held in a Voting Trust, the sole Trustee of which is an officer and director of the Company. Each share of Series B Convertible Preferred Stock can be converted into one (1) share of common stock. In addition, 5,000,000 shares of Series C Preferred Stock were owned and held by Officers and Directors of the Company. The Series C shares divide voting rights equally among the Board of Directors at the time of each vote and have either (a) a 100-to-1 voting right as a group or (b) have a 51% voting right in the event 100-to-1 is no longer a majority vote. See “Certain Factors Related to our Preferred Stock – Markets, Trading and Liquidity” below.

We have Never Paid Dividends and do not Expect to pay Dividends on our Common Stock in the Foreseeable Future.

The Company has never declared or paid any cash dividends on its common stock and currently intends to retain any future cash and earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

The Company’s Ability to Continue as a Going Concern

We have not yet achieved profitable operations and may incur losses as the business develops. The Company does not yet have a history of financial stability and has incurred a cumulative net loss since the inception of its current business model of approximately $1.1 million. The principal sources of liquidity have been the issuance of since extinguished convertible debt, equity securities and officer loans. These factors raise doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described herein and obtaining capital from funds provided by operations and this Offering. The Company will require these funds to finance the growth of its expected future operations. The Company’s current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

RISKS RELATED TO OUR COMMON STOCK

We do Not Meet the Criteria to List our Securities on an Exchange Such as The NASDAQ Stock Market and our Common Stock May be Difficult to Sell.

Our common stock is quoted in the OTC Pink tier of the OTC Markets Group, Inc.’s OTC marketplace. Securities quoted on the OTC Market generally lack liquidity and analyst coverage. This can result in lower prices for our common stock than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange and could also result in a larger spread between the bid and asked prices for our stock. Also, potential relatively small trading volume would likely make it difficult for our shareholders to sell common stock when and if they choose. As a result, investors may not always be able to resell shares of our stock publicly at the time and prices that they feel are fair or appropriate.

There is a very limited market for our common stock at this time and following the offering made by this Offering Circular, there is no assurance that a market will further develop.

We may be Subject to Penny Stock Regulations and Restrictions, and You May have Difficulty Selling Shares of our Common Stock.

The Company’s common stock may be subject to certain rules, restrictions and regulations relating to “penny stock” (generally defined as any equity security that has a market or exercise price less than $5.00 per share, subject to certain exemptions – the “Penny Stock Rule”). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales to persons other than established customers and institutional qualified or accredited investors. For as long as the Company’s common stock is subject to the rules on penny stocks, the market liquidity for could again significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

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The Present Price and Limited Market for our Common Stock May Make our Common Stock Price Highly Volatile.

If a market for our common stock develops, there could be volatility in the future volume and market price. This volatility may be caused by a variety of factors, including the lack of readily available quotations and low trading volume, variations in our operating results, litigation involving us, factors relating to our industry, actions by governmental agencies, national economic and stock market considerations and other events and circumstances beyond our control.

Offers or Availability for Sale of a Substantial Number of Shares of our Common Stock may Cause the Price of our Common Stock to Decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon trading limitation periods. Such volume could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Potential Long Term Nature of Investment

An investment in the Company’s common stock may be long term and illiquid. The common stock being offered here will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Accordingly, purchasers must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws

The Company’s common stock is being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable California Securities Laws and other applicable state securities laws. If the sale of the common stock were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of common stock. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers indirectly due to the lack of capital to fund operations associated with these rescissions

Offering Price

The price of the common stock offered has been arbitrarily established by us, considering such matters as the state of our business development and the general condition of the industry in which we operate. The Offering price bears no relationship to our net assets, results of operations or any other objective financial criteria.

Lack of Underwriter

The common stock is directly offered on a “best efforts” basis by the Company and its Officers and Directors, without compensation. Accordingly, there is no assurance that the Company will sell the maximum common stock offered or any lesser amount.

Other Risks

In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Offering Circular potential investors should keep in mind other possible risks that could be important.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offering Circular that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs.

In this Offering Circular, words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including risks relating to: the ability to implement the Company’s business plan, to build marketing capability for new business, conduct development and commercialization activities and the ability to obtain, maintain and enforce patent and other intellectual property protection. These and other risks are described in greater detail in the section entitled Risk Factors beginning on page 12. If one or more risk factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, any forward-looking statements in this offering represent the Company’s views only as of the date of this offering and should not be relied upon as representing the Company’s views as of any subsequent date. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to provide updates, except as may be required by law, whether as a result of new information, future events or otherwise. If the Company consummates the offering, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

BUSINESS AND PROPERTIES

Our Business & Systems

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” We are an early stage, revenue-producing operating company that emerged from the development stage in December 2012. The Company’s headquarters are located in Paso Robles, California. The Company is a green technology company and its common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “GRCO.”

Greenbelt designs, manufactures, operates and sells modular systems that recycle food wastes and beverage wastes into sellable products. Products produced include advanced biofuel, fertilizer, animal feed, electricity and filtered and distilled water.

The innovative advantages of our technology allow our unique approach: the economy of “small” scale. Our technology and stated approach make it cost-effective to process applicable wastes in quantities available locally. The local-scale approach has several benefits:

●	It reduces or eliminates extensive transportation of wastes to a large regional facility.

●	It allows for maximizing efficiencies for converting unique types of waste by adjusting system settings, and

●	It allows for sale of end products directly to end users at prices benefitting both seller and buyer.

Each system is an assemblage of individual automated modules. The modules per system depend on a number of factors, including:

●	Location.

●	Feedstock (the incoming raw product, which are the wastes from food or beverage products or other cellulosic wastes; these may include a variety of solid and liquid feedstocks, including beer waste, waste wine, dairy products waste, agricultural waste, energy crops, miscellaneous food waste, surplus grains and other cellulosic material), and

●	Local demand and value of the products produced.

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Each module performs a different step in the process. The process for our systems can be broken out into four stages:

●	Feedstock pretreatment: The feedstock pretreatment step (if necessary) prepares the feedstock for fermentation by making simple sugars available. Feedstock processing may include grinding or mashing up solid, and/or adding water, heat, and/or enzymes to break down starches or cellulose into simple sugars available in a uniformly viscous solution.

●	Fermentation: The fermentation step is the process of adding yeast to a uniformly viscous liquid in which the yeast will consume the sugars and convert them into ethanol.

●	Distillation: The distillation step is the process of separating out the ethanol by boiling the liquid to turn the ethanol, and some of the water into a vapor and then capturing the ethanol through a condensation process. The Company’s ethanol plant distillation modules are built around the Butterfield Closed Cycle System™, which is now owned by the Company.

●	End-product production: The end-product production step depends on the specific products being produced. For example, ethanol may require dehydration, for which we use our membrane dehydration module. Stillage may be sold “as is” for use as fertilizer or fortified animal beverage, or customers may request certain components be filtered out for such uses. For example, water may be filtered out and repurposed via additional treatment for sale as distilled or filtered water while the remainder is sold as a high-value high-protein animal feed. In urban deployments, stillage is fed into an anaerobic digester for conversion into biogas (methane). The biogas can be injected into natural gas pipelines where it qualifies for incentive credits, or consumed in an electrical generator to make renewable energy. Where a generator is involved, the heat from its exhaust can be used to replace heat source for the other modules, most notably distillation, thus greatly increasing overall efficiency.

Our systems can be built to our customers’ specifications, and can include any or all of the four steps in the process. As a result, the cost of our system can vary widely, depending on the needs of the customer. In 2012, we sold our first system to the University of Florida for an aggregate amount of approximately $593,000. In 2013, we sold our second system to a group of farmers doing business as Standard Ethanol Pty Ltd. for an aggregate amount of approximately $1.8 million.

We also operate our own system in a facility in Paso Robles, California that provides a feedstock processing service. In 2006, we acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported our business model in the biomass/waste-to-energy markets until 2014. During 2014, we transitioned the Paso Robles plant from a research and development facility to an operating plant. It has been used for revenue-producing projects since that time. We have multiple customers at this facility, which produces ethanol and various other products. Assuming that all of the securities offered by us in this offering are sold, we intend to expand our onsite feedstock processing capacity by building a second system in Paso Robles for our own use to both process feedstock and sell the end products produced. We expect that the second system would be operational within nine months of the start of manufacturing.

In addition, in 2015, we began providing contract manufacturing services to third parties. For example, we built a passive alcohol system, a pollution control device that captures and transforms gaseous ethanol emissions into quality spirit products, based on the contracting party’s design and specifications. We have also been contracted to manufacture the manifold system used to aggregate and deliver the exhaust gases containing the ethanol vapor stream to the passive alcohol system. We hope to expand the contract manufacturing portion of our business in 2015 and 2016.

Each year, The New Economy magazine announces awards in the areas of cleantech, healthcare, logistics, social responsibility, strategy and technology, In December 2014, The New Economy magazine named our modular small-scale organic waste recycling technology as “Best Biofuels and Biochecmicals Solutions” in its cleantech category. We are not affiliated with The New Economy magazine in any way, and we paid no fee to be considered for this award.

Revenue Model

Since 2012, we have generated revenue from the sale of our systems and from annual maintenance fees, and since 2014, we have generated revenue from our feedstock processing services at our Paso Robles facility. We have sold a total of two systems, and are in negotiations to sell additional systems. In the future, we hope to expand our onsite feedstock processing capacity by building a second system in California for our own use to both process feedstock and sell the end products produced. In addition, we provide the purchasers of our systems with ongoing technical support and monitoring services for an annual fee. In the future, we plan to own or partially own complete systems operated either as leased or jointly owned and operated business ventures. We are in negotiations to secure the necessary feedstock and off-take agreements to support such ventures. Other potential revenue streams include sales of ethanol, fertilizer, animal feed, distilled water and electricity, and payments from a variety of incentive programs.

We also recently launched a new, innovative service in California which allows for the use of our operating commercial facility by third party customers for feedstock feasibility testing. This fee based service allows customers and potential partners to introduce new feedstocks, new feedstock processing techniques or both to evaluate the efficacy of a particular feedstock input to produce ethanol and other outputs.

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Beginning in 2015, we also have generated revenue from contract manufacturing services. We hope to expand the contract manufacturing portion of our business in 2015 and 2016.

Manufacturing Our Systems

We have leased space in Paso Robles, CA where we manufacture and assemble, directly and through a third party vendor, the product to be delivered to the customer. Materials generally consist of steel and aluminum piping, various types of electrical components and protective cabling. Labor is obtained on a contract basis and consists primarily of welders and unskilled laborers. There are multiple sources of materials and labor available to us, and the loss of any materials or labor supplier would not have a material adverse effect on our business.

The shipping and delivery of the product to the customer is outsourced to third parties.

Once delivered, a modest amount of set up work and testing at the customer’s site is performed by our Chief Technology Officer and Chief Executive Officer.

Our Customers and Markets

A February 2015 report by The Waste & Resources Action Programme and the Global Commission on the Economy and Climate concluded that annually, about 60.0 million metric tons of food is wasted in the United States alone, with an estimated value of $162.0 billion. In addition, about 32.0 million metric tons of this waste ends up in localized municipal landfills, at a cost of about $1.5 billion a year to local governments. The report also indicated that the annual global cost of food waste could be as high as $400.0 billion.

In addition, in the United States, a rapidly growing body of regulation of waste disposal has increased disposal costs, in turn increasing demand for cost effective, environmentally sound alternative solutions for disposal. Food waste landfill bans are increasing. As these initiatives likely will continue to increase for the foreseeable future, our current and potential target markets will continue to establish themselves and expand and grow.

As our system is able to process multiple feedstocks as input, we segment our potential industry target markets by industry/feedstock type. The second level of segmentation is geographic.

Target industry/feedstocks include:

●	separated municipal food wastes - food and beverage industry wastes, including brewery waste;

●	agriculture and food industry wastes – crop residuals, Greek yogurt production (acid whey), beet tailings, wheat screenings;

●	dedicated energy crops and advanced biofuel crops;

●	public and institutional food industry waste - hospitals, casinos, prisons, bases, restaurants; and

●	other inputs suitable for recycling into ethanol, fertilizer, filtered water and animal feed.

Domestic and international target markets include cities, counties, universities, food producers, beverage makers/distributors, remote rural areas, island communities and developing countries.

As owner or co-owner of a network of deployed systems, we expect our target markets to expand to include not only the waste generators indicated above, but consumers of the outputs, e.g., farmers who are able to utilize outputs as cheaper alternative fuel, animal feed and fertilizer. The latter was the basis of our last system sale to a customer engaged in farming.

Competition & Barriers to Entry

Initial system deployments are expected to be in the United States, likely in the states of California, Iowa, Massachusetts and New York. Management is exploring options in foreign countries, as well.

Our system is unique with respect to its application of our technology and small scale and footprint and in this respect has no direct competitors. Larger building systems that provide hundreds of millions of gallons of ethanol for a different set of target markets have little interest in investing in our scale of operation. However, our products and services may compete with well established businesses in other industries which provide complementary services. For example, we provide an environmentally sound, cost-effective alternative for certain customers to dispose of the organic waste material and feedstocks we use as a raw material input in our processes in lieu of the current conventional disposal method of arranging for hauling that waste by truck or other mode of transportation.

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Competition in our markets will not likely be direct competition from systems producing ethanol and other saleable products, but rather other technological innovations currently not foreseeable.

Unique Value Proposition

We differentiate ourselves by contributing both economic and societal benefits to our customers in local communities, improving local economies and utilizing local resources. Our systems and services can:

●	L ower waste disposal costs

●	R educe waste going to landfills

●	Reduce feed/fertilizer cost

●	Lower local fuel cost

●	Lower local energy cost

●	Reduce footprint of hauling wastes away and trucking products in

●	Mitigate transportation issues in rural communities

●	Improve local sanitation (EtOH and distilled water)

Investment Highlights

●	Proprietary technology (U.S. Patent Application: 14/263,687).

●	Opportunistic investment with high return potential.

●	Multiple revenue streams and customer value propositions.

●	Significant domestic and global market potential.

●	Seasoned and experienced senior management team.

●	Federal and state tax NOL carry forwards of $3.4 MM.

●	$1.0 Million prior investment in operating facility.

●	Market accepted product with proven technology.

●	Winner - The New Economy 2014 International Clean Tech Award: Best Biofuel and Biochemicals Solution.

Challenges

The fundamental challenge for the Company, which dwarfs all others by far, is to acquire capital to fund our operations, infrastructure requirements and the development of sales in our initial target markets. In concert with this is the need to anticipate the market and commence building a system in anticipation of either a future third party sale or for our own use as 4 – 8 months are required to build out. We are, however, cash poor.

The primary segment of our business has been and is capital intensive and requires us to incur significant up front cash outlays prior to matching future cash inflows, analogous to most construction companies. Other revenue streams at times have required customized modification to our processes which again tend to be “up front” costs.

In addition, the sales cycle for our primary system requires a lead time of several months due to the complexity of the product and customer education required.

In summary, the Company, with experienced management and a product line with proven technology evidenced by sales, and with a myriad of potential markets to penetrate, needs capital.

Intellectual Property

There is currently a patent pending on our technology (U.S. Patent Application: 14/263,687), and we believe that we hold certain patent protections and common law trademark and trade name rights. In the future, we may make applications to seek patent protections using best efforts to ensure the rights to all intellectual property potentially held are adequately protected. However, our business is not, and in the future, we do not expect our business to be, dependent on intellectual property, including patents.

Property

The Company leases a 4,800 square foot manufacturing and assembly facility located at 3500 Dry Creek Road, Paso Robles, CA for $2,000 per month pursuant to an occupancy agreement by and between Buena Vista Ranch LLC (“Buena Vista”) and Greenbelt dated September 4, 2013. Buena Vista is owned by Mr. Butterfield, our Chief Technology Officer, Treasurer and Secretary and a member of our board of directors. The lease has a term of 36 months and will continue thereafter until such time as either party gives the other at least 90 days’ written notice of termination. The facility is used to assemble and test systems prior to customer delivery.

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The Company also leases a 3,500 square foot premises used as an operations facility at 3500 Dry Creek Road, Paso Robles, CA for $1,925 per month. This facility contains the Company’s own biomass/feedstock to ethanol system and is a month-to month-tenancy.

The Company owned system was developed and constructed at an approximate cost of $1.0 million and has been all expensed in the Company’s unaudited financial statements as of March 31, 2015.

We believe our current space is adequate for our operations at this time.

Regulation

Our business, products and properties are not subject to any material regulation by federal, state or local governmental agencies.

Employees

We presently have two full-time employees, Messrs. Darren Eng and Floyd Butterfield. We are dependent upon each employee for implementation of our business plans.

USE OF PROCEEDS

The estimated cost of this offering is approximately $95,500 . This cost will be paid directly by the Company, and no proceeds of the offering are expected to be used for this purpose. We estimate that our net proceeds, after deducting the proceeds allocable to sales by shareholders offering their shares hereby, assuming all shares of common stock offered are sold, will be approximately $2,875,313 (based on an assumed offering price of $0.0425 per share). We intend to use the estimated net proceeds in the manner set forth below as soon as possible and no later than the first 12 months after completion of this offering:

	Approximate Amount	Percent of Proceeds
Expected Use of Proceeds
Construction of Waste to Ethanol Plant	$2,300,250	80.0%
Development of Sales in initial Target Markets	402,544	14.0
General Working Capital for Operations	172,519	6.0

Total Proceeds from this Offering	$2,875,313	100.0%

In the event that the Company sells 50% of the shares of common stock being offered, it expects to disburse the net proceeds as follows:

	Approximate Amount	Percent of Proceeds
Expected Use of Proceeds
Construction of Waste to Ethanol Plant	$1,164,503	81.0%
Development of Sales in initial Target Markets	186,895	13.0
General Working Capital for Operations	86,259	6.0

Total Proceeds expected from this Offering	$1,437,657	100.0%

No proceeds will be used to compensate or otherwise make payments to officers or directors of the issuer. In the event we do not raise a sufficient amount of funds in this offering, which in our opinion is no less than 50% of the total proceeds, we currently have no other initiatives in place to finance our growth and proposed expansion.

The above represents the Company’s best estimate of its allocation of net proceeds based upon its current business operations, business plans and current economic and business conditions. It is subject to reallocation among the categories listed above. The issuer reserves the right to change the use of proceeds.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2015:

●	on an actual basis, and

●	on a pro forma basis assuming 100% of the common stock offered is sold.

You should read the information in this table along with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited Financial Statements and related notes contained therein and in this Offering Circular.

March 31, 2015

(In thousands)

		(a)
	Actual	Pro Forma
Convertible Notes	$36,600	$36,600

Stockholders’ equity:
Series B Convertible preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Series C Preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Common stock, par value $0.001, 500,000,000 shares authorized, 255,101,095 shares issued and 253,924,064 outstanding March 31, 2015; 322,755,523 issued and 321,578,492 outstanding on a pro forma basis 2015	253,924	321,578

Additional paid in capital	3,660,160	6,467,819
Stock subscription payable	23,010	23,010
Deficit	(4,184,980)	(4,184,980)
Total stockholders’ (deficit) equity	(237,886)	2,637,427
Total capitalization	$(201,286)	$2,674,027

NOTE: AFTER REVIEW OF THE ABOVE, POTENTIAL INVESTORS SHOULD CONSIDER WHETHER OR NOT THE OFFERING PRICE FOR THE SECURITIES IS APPROPRIATE AT THE PRESENT STAGE OF THE COMPANY’S DEVELOPMENT.

IMPLICIT POST-OFFERING VALUE

If all shares of the common stock are sold, there would be 327,884,603 shares of common stock outstanding. At $0.0425 per common share, this would be an implied market value of $13,935,096 ($0.0425 x 327,884,603 shares = $13,935,096).

DILUTION

The difference between the offering price per share of the common stock and the pro forma net tangible book value per share of our common stock after this Offering constitutes the dilution to purchasers. Net tangible book value per share is determined by dividing our tangible book value, which is our tangible assets less total liabilities, by the number of outstanding shares of our common stock on an as converted basis. At March 31, 2015, our net tangible book value was ($285,886), or approximately ($0.0011) per share of common stock.

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After giving effect to the Company’s net sale of 67,654,428 shares of common stock, our pro forma net tangible book value at March 31, 2015 is $2,589,427 or $0.0081 per share, representing an immediate increase in net tangible book value of $0.0092 per share to the existing stockholders and an immediate dilution of $0.0081 per share to purchasers in this offering.

The following table illustrates the dilution to the purchasers in this offering on a per-share basis as if the offering had occurred on March 31, 2015 assuming 100.0% of the net proceeds were received.

March 31, 2015
Offering price of common stock	$2,875,313
Per share offering price of common stock	$0.43
Net tangible book value before this Offering	$(285,886)
Increase attributable to purchasers in this Offering	$2,875,313
Pro forma net tangible book value after this Offering	$2,589,427
Dilution to purchasers in this Offering	$0.02

PLAN OF DISTRIBUTION

This offering circular relates to 67,654,428 shares of our common stock offered by us, and 7,345,572 shares of our common stock offered by the selling stockholders. The shares being offered by us and by the selling stockholders will be sold at the fixed price of $0.0425 per share. We intend to satisfy approximately 90.2% of the amount subscribed for on each subscription agreement received in this offering with shares offered by us and approximately 9.8% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering. We have not retained any underwriters, brokers or placement agents in connection with the offering.

There is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. Our shares of common stock are quoted on the OTC Pink tier of the OTC Markets. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even though our common stock is quoted on the OTC Markets, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 67,654,428 shares of common stock, and the selling stockholders are offering up to 7,345,572 shares of common stock for resale. In our sole discretion, we have the right to terminate the offering at any time, even before all shares have been sold. There are no specific events which might trigger our decision to terminate the offering.

The common stock will be offered on a direct primary, self-underwritten basis (that is without the use of a broker-dealer) by the Company and our officers and directors (Messrs. Eng, Butterfield and Pivinski) during the offering period discussed below to a maximum number of 75,000,000. However, we reserve the right to engage a registered broker dealer to sell the securities on our behalf. We will begin sales of our common stock on the date that this Offering Circular is deemed qualified by the SEC through and including the sooner of (a) the sale of all of the shares offered are sold or (b) nine months after the date that this Offering is deemed qualified by the SEC, unless the offering is extended at our sole discretion (the “Offering Period”). Our Board of Directors shall be able, in its discretion, to terminate the offering at any time. Within the Offering Period, we may accept some or all of the subscriptions received as of the date received.

The minimum amount of common stock to be purchased by subscription agreement is $5,000 and only whole shares may be purchased. Subscriptions, once received and accepted, are irrevocable. Any subscription may be rejected by us in whole or in part, but no subscription may be revoked by the subscriber except as provided for in this Offering Circular. If a subscription is not accepted, the subscription amount will be returned without interest. We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your Subscription Agreement is effective when we countersign it for the amount of shares of common stock we set forth next to our signature depending on the investment amount. If we accept your Subscription Agreement, we will provide you with a confirmation of your purchase. If we do not accept your subscription, your purchase payment will be returned to you, without interest, within 30 days of our non-acceptance.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the shares in this Offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this offering circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer shares on our behalf and on behalf of the selling stockholders may be deemed to be underwriters of this Offering within the meaning of Section 2(11) of the Securities Act. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Each of Messrs. Eng, Butterfield and Pivinski satisfies the requirements of Rule 3a4-1 in that:

●	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation;

●	He is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	He is not, at the time of his participation, an associated person of a broker- dealer; and

●	He meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3a4-1 of the Exchange Act.

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As our officers and director will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

INVESTOR PERCENTAGE OWNERSHIP

If all shares of the common stock are sold in this Offering, after giving effect to sales by selling stockholders there would be 327,884,603 shares of common stock outstanding. Current shareholders would own 260,230,175 shares of the outstanding common stock (79.4%) and investors in this offering would own 67,654,428 shares of the outstanding common stock (20.6%).

PRINCIPAL AND SELLING STOCKHOLDERS

At July 2, 2015, we had 260,230,175 shares of our common stock outstanding, no shares of our Series A preferred stock outstanding, 5,000,000 shares of our Series B convertible preferred stock outstanding, and 5,000,000 shares of our Series C preferred stock outstanding. The following tables set forth information, as of July 2, 2015, regarding the beneficial ownership of our common stock and preferred stock by:

●	each of our named executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group,

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock or preferred stock, and

●	all selling stockholders.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The selling security holders may sell some or all of the securities offered by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. Unless otherwise indicated, the business address of each person listed is in care of Greenbelt Resources Corporation, 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446.

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Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock Prior to Offering	Amount and Nature of Beneficial Ownership Acquirable	Percent of Shares of Common Stock Beneficially Owned Prior to Offering	No. of Shares of Common Stock Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
Named Executive Officers and Directors:
Darren Eng	36,500,000	-	14.0%	1,648,000	34,852,000	10.6%
Floyd S. Butterfield	52,500,000	5,000,000 (1)	21.7%	1,648,000	55,852,000	16.8%
Joseph Pivinski	3,700,000	-	1.4%	296,000	3,404,000	1.0%
All directors and executive officers as a group (3 persons)	89,000,000	5,000,000	35.4%	3,296,000	90,704,000	27.2%

Other 5% Holders:
I-Lenders LLC 5 N. Federal, Ste. 102 Mason City, IA 50401	35,955,238	-	13.8%	-	35,955,238	10.9%

Other Selling Stockholders:
Scott Pummill	1,333,333	-	0.5%	275,000	1,058,333	0.3%

Robert S. Spooner	4,450,000	-	1.7%	650,000	3,800,000	1.2%

Leslie Amb	2,500,000	-	1.0%	1,428,572	1,071,428	0.3%

Cliff Howlett	4,577,777	-	1.8%	1,400,000	3,177,777	1.0%

(1)	Represents shares of common stock issuable upon conversion of 5,000,000 shares of Series B convertible preferred stock.

A total of 7,345,572 shares of our common stock are being offered for the account of all selling stockholders. This represents 2.8% of our outstanding shares as of July 2, 2015.

Series B Convertible Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Darren Eng	-	-%
Floyd S. Butterfield	5,000,000 (1)	100.0%
All directors and executive officers as a group (2 persons)	5,000,000 (1)	100.0%

(1)	Such shares are included in the Common Stock table above.

Series C Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Darren Eng	2,500,000	50.0%
Floyd S. Butterfield	2,500,000	50.0%
All directors and executive officers as a group (2 persons)	5,000,000	100.0%

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THE OFFERING

We and current shareholders are offering and selling to potential investors a maximum of 75,000,000 shares of our common stock for a purchase price of $0.0425 per share, 7,345,572 of which are being offered by current shareholders. Each share shall have a stated value of $0.001 per share. Dividends on common stock will be payable on a cumulative basis when, as and if declared by our Board of Directors, or an authorized committee of the Board of Directors.

The common stock will be offered on a direct primary, self-underwritten basis (that is without the use of a broker-dealer) by the Company and our Officers and Directors during the offering period discussed below to a maximum number of 75,000,000. However, we reserve the right to engage a registered broker dealer to sell the securities on our behalf. We will begin sales of our common stock on the date that this Offering Circular is deemed qualified by the SEC through and including the sooner of (a) the sale of all of the shares offered are sold or (b) nine months after the date that this Offering is deemed qualified by the SEC, unless the offering is extended at our sole discretion (the “Offering Period”). Our Board of Directors shall be able, in its discretion, to terminate the offering at any time. Within the Offering Period, we may accept some or all of the subscriptions received as of the date received.

The minimum amount of common stock to be purchased by subscription agreement is $5,000.00 and only whole shares may be purchased. Subscriptions, once received and accepted, are irrevocable. Any subscription may be rejected by us in whole or in part, but no subscription may be revoked by the subscriber except as provided for in this Offering Circular. If a subscription is not accepted, the subscription amount will be returned without interest. We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your Subscription Agreement is effective when we countersign it for the amount of shares of common stock we set forth next to our signature depending on the investment amount. If we accept your Subscription Agreement, we will provide you with a confirmation of your purchase. If we do not accept your subscription, your purchase payment will be returned to you, without interest, within 30 days of our non-acceptance.

The Company intends to satisfy approximately 90.2% of the amount subscribed for on each subscription agreement received in this offering with shares offered by the Company and approximately 9.8% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our directors, executive officers and significant employees:

Name	Position	Age	Term of Office	Approximate Hours per Week for Part-time Employees
Darren Eng	Chief Executive Officer President Director	44	October 2009 October 2009 December 2008	N/A
Floyd S. Butterfield	Chief Technology Officer Treasurer Secretary Director	59	January 2010 October 2008 – Present November 2010 – Present April 2007 – Present	N/A
Joseph Pivinski	Chief Financial Officer	67	September 2013 – Present	25 (1)

(1)	Represents the approximate number of hours per week worked by Mr. Pivinski. Mr. Pivinski is not an employee of the Company, however.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. There are no arrangements or understandings between any person listed in the table above and any other person pursuant to which he was selected to his position. There is no family relationship between any directors and/or executive officers.

Our Board of Directors appoints officers annually and each executive officer serves at the discretion of our Board of Directors. We do not have any standing committees.

Darren Eng has served as Chief Executive Officer and President of Greenbelt since October 2009, and as a director since December 2008. Prior to his appointment to CEO, he served as Secretary for the Board from April 2009 to September 2009.

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Mr. Eng has over 20 years of experience in executive leadership roles and entrepreneurial endeavors. As founder and President of The Sponsorship Group, he has been titled Executive Director or Senior Vice President of a number of professional organizations operated and managed by The Sponsorship Group. Past senior management positions include Operational Director of Los Angeles Venture Association and Executive Vice President of the Digital Evolution Center. Prior to leading various startup companies and organizations throughout Southern California, Mr. Eng worked for nearly a decade in the environmental industry. From 1994 to 1998, he led teams of scientists and engineers at AECOM (formerly ENSR) as a project and team manager and served as a Level III associate scientist. His work included regulatory compliance and liability assessments of Southern Natural Gas facilities and other large bank-financed industrial properties in the eastern U.S. from Maine to Louisiana.

Mr. Eng earned a Bachelor of Science degree in biology (environmental tract) from Yale University in New Haven, Connecticut. Mr. Eng is Chairperson of the Green LAVA SIG for LAVA.org. He is also a current member of both the Men’s Guild for Children’s Hospital Los Angeles and the Yale Science and Engineering Association.

Joe Pivinski has served as our Chief Financial Officer since September 2013, and as our interim Chief Financial Officer from July 2012 to August 2013. Mr. Pivinski was founder and CEO of Business Advisory Services, a company providing financial advisory services, from August 2011 to March 2014. He also served as Chief Financial Officer for Brace Shop, an online internet business to consumer medical device retailer, from January 2014 to May 2014, and as Director of Finance and Human Resources for JKG Group, a marketing communications company, from December 2012 to July 2013. In addition, he served as Executive Vice President and Chief Financial Officer for NV 5, Inc., a professional services firm providing infrastructure testing and compliance and civil engineering services to multiple business sectors, from October 2010 to July 2011, and as a Principal of Alda & Associates Int’l., Inc., a financial consulting company providing services to small and medium sized public companies. Since April 2014, Mr. Pivinski has served as Principal of Nperspective, LLC, through which he provides interim and part-time C-level financial consulting to public and private small and medium-sized companies.

He possesses broad financial management expertise and exposure to a diverse range of industry sectors over a 35+ year career, including consulting, real estate, construction, manufacturing and staffing and engineering services. He has served in leadership positions in public companies as Senior Vice President and CFO of Consolidated Water Co., Ltd., Vice President - Finance and CFO of Oriole Homes Corp. and CFO of the U.S. subsidiary of Adecco, S.A.

In addition, Mr. Pivinski has held C-level and board positions with other public and private organizations, from development stage to $1.0 billion in revenues, often with direct responsibility for multiple business functions, including human resources, facilities, investor relations and information technology. He has significant experience in regulatory reporting and compliance and accomplishments with international and U.S. capital market transactions and acquisition integration.

Mr. Pivinski holds an MBA – Finance from Fordham University and is a CPA. He is a member of Financial Executives International and the National Association of Corporate Directors in Florida.

Floyd S. Butterfield has served as the Company’s Chief Technology Officer since January 2010 . In addition, he has served as our Secretary since November 2010, Treasurer since October 2008 and as a director since April 2007.

Mr. Butterfield has over 25+ years of experience in the biofuel industry and is the designer of the Butterfield Closed Cycle System™ ethanol plant. With his significant experience in ethanol production from a wide variety of conventional and alternative feedstock’s and resource inputs, Mr. Butterfield’s innovative approach to alternative fuel production earned him the top award from the California Department of Food & Agriculture and the California Waste Management’s Fuel Alcohol Plant Design Competition in the early 1980’s.

Previously, he founded FSB Energy, a provider of design, construction and operational consulting services to the biofuel and geothermal industries. Mr. Butterfield also founded and served as COO of Curbside Container Company, where he developed six patents related to recycling containers. He also serves as CEO of FSB Farming, founded in 1983, a diversified farming operation and grower of carrots, spinach and tomatoes for large packing operations.

Mr. Butterfield holds a Bachelor of Arts degree in geophysics from Occidental College and attended the Colorado School of Mines Geophysics master’s degree program.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

During the fiscal year ended December 31, 2014, the following compensation was paid to the three individuals listed below.

Name	Capacities in which Compensation Was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation($)
Darren Eng	Chief Executive Officer and President	$120,000	-	$120,000
Floyd S. Butterfield	Chief Technology Officer, Treasurer and Secretary	$120,000	-	$120,000
Joseph Pivinski	Chief Financial Officer	$21,040	-	$21,040

Except as set forth above, the Company does not currently pay any cash fees to any directors or employees of the Company. We can, but have not, compensated our Directors for service on our Board of Directors or any committee thereof, or reimbursed directors for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

The Company has not issued any stock options to any current or past employees, consultants or directors and has no intention of doing so in the near future.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

An executive officer and director, Floyd S. Butterfield, is also an officer, director, cofounder and over 10% owner in a company that provides certain components of Greenbelt’s system. During the period January 1, 2013 through December 31, 2014, Greenbelt paid approximately $270,000 to this company to incorporate these components into revenue producing products and its research and development facility. At December 31, 2014, the commitment was fully paid and, under the terms of the agreement, Greenbelt will be provided with these same components for its next system at no cost. The Company did not make any such payments in 2015.

Pursuant to the terms of an occupancy agreement dated September 4, 2013 by and between the Company and Buena Vista Ranch, LLC (“Buena Vista”), of which Mr. Butterfield is the owner, the Company leases space from Buena Vista for manufacturing and assembly. The lease has a term of 36 months and will continue thereafter until such time as either party gives the other at least 90 days’ written notice of termination. The Company must pay $2,000 per month pursuant to the terms of the agreement. During the period from January 1, 2013 through December 31, 2014, the Company paid Buena Vista $32,000. In addition, as of July 2, 2015, the Company has accrued an aggregate of $14,000 for lease payments owed to Buena Vista in 2015.

DESCRIPTION OF SECURITIES

General

We were incorporated in Nevada on March 12, 2001. On April 24, 2014, we amended our Articles of Incorporation such that we have authorized 500,000,000 shares of common stock, $0.001 par value per share.

As of the date of this Offering Circular, before giving effect to re-sales by stockholders, we have outstanding 260,230,175 shares of common stock, 5,000,000 shares of Series B Convertible Preferred Stock and 5,000,000 shares of Series C Preferred Stock.

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted for a vote of stockholders. Holders of common stock have no pre-emptive rights and no right to convert stock into any other security. The Company’s officers and directors own approximately 37.2% of the shares of outstanding common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock. There is no preference as to dividends or interest, and no preference upon liquidation.

Dividends

The Company has never declared or paid any cash dividends on its common stock or preferred stock and currently intends to retain any future earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

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LITIGATION

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited consolidated financial statements, including notes thereto, for the periods ended March 31, 2015 and 2014 and the years ended December 31, 2014 and 2013, which are included herein.

Overview

The Company was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California. The Company’s business model is to design, develop, construct and implement technology focused on delivering small, commercial scale, end-to-end modular solutions that enable localized processing of locally available resources into sellable products. The Company’s technology makes the production of advanced biofuel and other products reliable, practical, and efficient through the deployment of a network of innovative, cost effective, sustainable energy production systems.

Results of Operations

Two Years Ended December 31, 2014

As an early stage operating company with its current business model, from the last quarter of 2012 through December 31, 2014 (29 months), we sold and delivered two of our bio-waste to ethanol systems.

As the design and construction of both these projects required significant time and were accounted for on the percentage of completion method of accounting to construction contracts, our opinion is that the format of the discussion presented here best allows the reader to understand and evaluate our results of operations, financial condition and cash flows.

The two projects resulted in cumulative net revenue of $2,280,644 and the associated gross profit was $104,532, representing a 4.6% gross profit margin.

Cumulative selling, general & administrative expense was ($1,063,277) and included a one-time, non-cash write off of $200,000 of impaired goodwill.

As a result, our cumulative net loss after taxes was ($1,063,277). The loss directly attributable to operations, however, was ($863, 277).

The cumulative net loss above, when combined with prior year net losses, also results in a benefit to the Company in the form of a federal net tax loss carry forward available to offset tax liabilities resulting from future net profits, if any, of approximately $3.4 million.

The primary reason for the cumulative loss was a substantial shortfall in a budgeted expected gross profit margin of 42%. The shortfall was the result of several factors, including:

●	managing a technical learning curve with a new, innovative technology which delayed commitments for work to vendors; and,

●	significant undercapitalization which required the Company to delay/stretch key vendor payments and delays in vendor performance, which resulted in,

●	an extension of the cycle time expected to build out the projects and a resultant delay in planned customer milestone payments, which further exacerbated cash flow requirements, and,

●	required more senior management time be devoted to project completion rather than sales and marketing efforts benefiting the future of the Company.

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In summary, we experienced a vicious cycle of growing pains as an undercapitalized organization, all of which we believe are now behind us but contributed to the current lack of a backlog of system sales.

Three Months Ended March 31, 2015 and 2014

Net revenues decreased substantially ($153,742) in the first quarter of 2015 as compared to the prior year as we have not been able to close a definitive contract for one of our systems with any one of several potential buyers.

The net revenues earned in 2015 were the result of our development of alternative revenue streams, such as feed stock testing, which can take advantage of our existing owned operating system/plant. We pursued these initiatives to provide some cash flow to fund current operations as we continue to target customers for our system.

The negative gross profit was primarily the result of initial upfront non-capital expenditures incurred to adapt our operation to handling these revenue sources for the quarter and the future.

Selling, general & administrative expenses increased $48,092, the twofold result of less compensation be allocable to the cost of revenues earned due to decreased revenues and accounting, legal and other expenses associated with the filing of an offering statement under Regulation 1-A with the Securities and Exchange Commission.

As a result, our cumulative net loss after taxes was ($154,069).

Liquidity & Cash Flow

Our cumulative cash flow for the 27 months ended March 31, 2015 was $27,571.

Cash flow from operations was negative so operations were effectively financed by the issuance of common stock to investors as well as to vendors for certain services in the approximate amount of $842,000.

Current and Future Financing Needs

Primarily due to a prior accumulated net loss of ($2,900,000) incurred before the inception of the current business model (and appointment of the current management team), we have a stockholders’ deficit of ($237,886) at March 31, 2015. Management recognizes the Company’s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

Going Concern

The Company does not yet have a history of financial stability. The principal sources of liquidity have been the issuance of convertible debt, equity securities and prior year’s deferral of officers’ compensation. These factors raise doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described herein and the success of the Company’s current securities offering.

25

The Company requires the funds obtained from this offering to finance the growth of its current and expected future operations and believes its current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

Facilities Investment

The Company owns an operational waste-to-ethanol system used for research & development and revenue producing purposes, the book basis of which is reflected on the Balance Sheet as $ -0- at March 31, 2015 as the substantial majority of the costs incurred were expensed over prior several years.

Since the initial development year, the total investment in this plant is approximately $1.0 million, all of which has been expensed.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and we do not have significant exposure to any off-balance sheet arrangements.

We do, however, have an unused source of liquidity in the form of a favorable third party arrangement with a supplier which requires delivery of a significant component part of our next system at no cost, contingent upon the sale of the next system.

26

Greenbelt Resources Corporation

Consolidated Financial Statements

(unaudited)

F-1

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash	$28,717	$45,327
Accounts receivable	121,285	163,935
Advances and prepaid expenses	52,993	41,000
Total current assets	202,995	250,262

Deposits	-	14,750
Property, plant & equipment, net	16,876	53,139
Goodwill	48,000	248,906
Patent	-
Total assets	$267,871	$567,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Convertible notes	36,600	14,100
Billings in excess of costs and estimated earnings on uncompleted contracts	-	89,200
Accounts payable	217,752	109,902
Accrued expenses	185,146	170,200
Total current liabilities	439,498	383,402

Commitments and contingencies	-	-

Stockholders’ equity
Series B Convertible preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Series C Preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Common stock, par value $0.001, 500,000,000 shares authorized,
220,242,151 shares issued and 219,065,150 outstanding 2013,
251,501,096 shares issued and 250,324,065 outstanding 2014	250,324	219,065
Additional paid in capital	3,598,960	3,052,470
Stock subscriptions payable	-	-
Deficit	(4,030,911)	(3,097,880)
Total stockholders’ equity (deficit)	(171,627)	183,655
Total liabilities & stockholders’ equity	$267,871	$567,057

See accompanying notes to consolidated financial statements.

F-2

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year ended	Year ended
	December 31, 2014	December 31, 2013

NET REVENUES	$464,795	$1,556,993

Cost of revenues earned	796,178	1,071,064
Gross profit (loss)	(331,383)	485,929

EXPENSES
Selling, general and administrative
Compensation	125,582	113,179
Other	141,131	180,503
Research and development	80,318	70,555
Depreciation	53,711	37,011
Interest	-	2,879
Impairment Adjustment - Goodwill	200,906	-
Total expenses	601,648	404,127

Operating income (loss)	(933,031)	81,802

NET INCOME (LOSS) BEFORE INCOME TAXES	(933,031)	81,802
Provision for income taxes		-
NET INCOME (LOSS)	$(933,031)	$81,802

NET INCOME (LOSS) PER SHARE - BASIC	*	*

Weighted Average Number of Common Shares Outstanding	250,324,065	219,065,150

* less than ($0.01) per share

See accompanying notes to consolidated financial statements.

F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year ended	Year ended
	December 31, 2014	December 31, 2013
OPERATING ACTIVITIES

Net income (loss)	$(933,031)	$81,802
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	53,711	37,011
Underpayment - stock subscription	-	965
Common stock issued for services	84,800	6,800
Goodwill – impairment adjustment	200,906	-
Changes in operating assets and liabilities
Customer deposit	14,750
Accounts receivable	42,650	(163,935)
Advances and prepaid expenses	(11,993)	(41,000)
Accounts payable	107,850	60,793
Accrued expenses, including interest	14,946	60,200
Billings in excess of costs and estimated earnings on uncompleted contracts	(89,200)	17,568
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(514,611)	60,204

INVESTING ACTIVITIES

Purchase of equipment	(17,448)	(20,400)
NET CASH USED IN INVESTING ACTIVITIES	(17,448)	(20,400)

FINANCING ACTIVITIES
Convertible notes	22,500	-
Payments on convertible notes	-	(15,000)
Common stock issued for stock subscriptions	492,949	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	515,449	(15,000)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(16,610)	24,804
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	$45,327	20,523
CASH AND CASH EQUIVALENTS - END OF PERIOD	$28,717	$45,327

	2014	2013
SUPPLEMENTAL CASH FLOW INFORMATION:
Stock issued for stock subscriptions	492,949	-

See accompanying notes to consolidated financial statements.

F-4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

								Total
	Preferred Stock		Common Stock		Paid-In	Stock	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Capital	Subscriptions	(Deficit)	Equity

BALANCE - January 1 ,2013	10,000,000	$10,000	219,065,150	$219,065	$3,052,470	$-	$(3,097,880)	$183,655
Common stock issued for stock subscriptions			25,825,582	25,826	459,623			485,449
Common stock issued for services			4,933,333	4,933	79,867			84,800
Common stock issued for compensation			500,000	500	7,000			7,500

Net (loss)							(933,031)	(933,031)
BALANCE - December 31 ,2014	10,000,000	$10,000	250,324,065	$250,324	$3,598,960	$-	$(4,030,911)	$(171,627)

See accompanying notes to consolidated financial statements

F-5

Notes to Consolidated Financial Statements

Note 1. Business and Organization

Greenbelt Resources Corporation (the “Company”) was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California.

The Company’s fiscal year end is December 31.

In 2006, the Company’s acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported the Company’s business model in the biomass/waste-to-energy markets until 2014. During 2014, the plant became operational and can be used for revenue producing projects. The amount paid in excess of the tangible identifiable value of the technology acquired resulted in Goodwill of $248,906 (Note 12).

The Company’s business model is to design, develop, construct and implement technology that makes the production of advanced biofuel reliable, practical, and efficient through the deployment of a network of innovative, cost effective, sustainable energy production systems. The Company is focused on delivering modular solutions designed for localized processing of locally available resources into sellable products.

The small, commercial scale, end-to-end modular systems engineered and constructed by the Company enable the production of commercially-viable advanced biofuel (bio-ethanol) from beverage waste, food waste, energy crops and other cellulosic material with a minimal impact on the environment through energy efficient technology and narrow footprint deployments.

The Company sells its products and services to third parties as well as establishing projects for self-deployment of its technology to address needs for local waste recycling and local energy.

The Company provides end-to-end resource-to-ethanol technology solutions designed for localized processing of locally generated resources (such as waste or energy crops) into locally consumed ethanol, fertilizer and filtered and distilled water. The Company’s ethanol plant distillation modules are built around the Butterfield Closed Cycle System™.

The ethanol dehydration modules are proprietary energy efficient molecular separation systems built around a patent pending module design housing zeolite ceramic membrane tubes.

The Company is a green technology company and its common stock is quoted on the OTC market under the symbol GRCO.

Note 2. Summary of Significant Accounting Policies

During the year ended December 31, 2012 the Company emerged from the development stage and became a revenue producing operational company.

Principles of Consolidation

The consolidated financial statements as of and for the periods ended December 31, 2014 and December 31, 2013 include the accounts of Greenbelt Resources Corporation and its wholly-owned subsidiary Diversified Ethanol Corporation. All inter-company accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company maintains cash balances which do not exceed federally insured limits. The Company considers highly liquid investments with an original maturity of three months or less cash equivalents. There were no cash equivalents as of December 31, 2014 and December 31, 2013.

F-6

Property, Plant and Equipment

Property consisting of office furnishings, the Company’s ethanol facility and related property and equipment is stated at cost, less accumulated depreciation.

Depreciation is calculated using the straight-line method over an estimated useful life of 5 years.

See Note 11.

Revenue and Cost Recognition

Revenue from long-term contracts is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct materials, labor and indirect costs (such as: contract labor, tools and equipment rentals) related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Changes in estimated profitability resulting from performance, conditions, contract penalty provisions, claims, change orders and settlements are accounted for as changes in estimates in the current period.

The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenue recognized in excess of amounts billed. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenue recognized.

Net Income (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing the net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding. Diluted EPS gives effect to all potentially dilutive instruments which affect common stock, including stock warrants, convertible debt and convertible preferred stock, using the if converted method. Diluted EPS excludes all dilutive potential shares of common stock if their effect is anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the valuation and potential impairment associated with intangible assets, revenue recognition and estimates pertaining to the valuation allowance for deferred tax assets.

These estimates require management to exercise significant judgment and it is reasonably possible that conditions or circumstances considered in formulating an estimate could change. Accordingly, actual results could differ from estimates.

Intangible Assets

Goodwill

The Company’s intangible asset consists of research and development technology acquired in a business transaction and incorporated into its products and services.

F-7

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is not amortized but tested annually for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of the asset below its carrying value. In connection with the annual impairment test for goodwill, we have the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. If we determine that it was more likely than not that the fair value of the asset is less than its carrying amount, then we perform the impairment test. The test involves as two-step process. The first step involves comparing the fair values of the applicable assets with their aggregate carrying values, including goodwill. We determine the fair value of our assets using the market approach methodology of valuation. If the carrying value of an asset exceeds the assets fair value, we perform the second step of the test to determine the amount of impairment loss. The second step involves measuring the impairment by comparing the implied fair values of the affected assets, including goodwill, with its carrying value.

We completed the required review for the fiscal years ended 2010 through 2013 and for the and concluded that there was no impairment. The required review for the year ended December 31, 2014 resulted in a reduction in the carrying value of Goodwill to $48,000.

Intellectual Property

The Company currently anticipates certain services and products to be sold under patents, trademarks, trade names and perhaps copyrights.

Such intellectual property could become significant assets and may provide both product recognition and commercial sale or licensing revenues. The Company intends on seeking patent and other intellectual property protection covering services and products, as appropriate.

The Company believes it holds certain common law trademark and trade name rights. Additionally, as the Company develops and improves technologies, it will make applications to seek patent protections using best efforts to ensure the rights to all intellectual property potentially held are adequately protected.

There can, however, be no assurance that these rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged.

Non-Monetary Transactions

The Company has established a policy related to the methodology to be used to determine the value assigned to each intangible asset acquired and used or licensed by us and for services or products received by us and compensated by common stock. Value is based on the market price of the common stock issued as consideration at the date of the agreement for each transaction or when the service is rendered or product is received, as adjusted for applicable discounts.

The methods, estimates and judgments used in applying this policy may have a significant impact on the financial statements.

Income Taxes

Income taxes are accounted for under the asset and liability method.

We recognize a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled.

Assessing whether our deferred tax asset is realizable requires significant judgment. The ultimate realization of the deferred tax asset is dependent upon future taxable income.

We are also required to recognize the financial statement effect of an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position.

There were no unrecognized tax benefits for the periods ended December 31, 2014 and December 31, 2013, respectively.

F-8

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, warrants and stock grants are measured at fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation issued for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Expense is recognized over the period the payment is earned.

All share-based payments made to date have vested upon issuance.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability.

The fair value of financial assets and liabilities can be determined based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, as follows:

Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

Level 2 – Inputs, reflecting quoted prices for identical assets or liabilities in markets that are not active, that are observable for the assets or liabilities or through corroboration with observable market data.

Level 3 – Unobservable inputs reflecting only the Company’s assumptions incorporated in valuation techniques used to determine fair value.

Research and Development

Company sponsored research and development expenses that do not consist of component parts which have a future alternative use are expensed as incurred.

For the periods ended December 31, 2014 and December 31, 2013, expense was $80,813 and $70,555, respectively.

Advertising

The Company’s policy is to expense advertising costs as incurred. Advertising expense for the periods ended December 31, 2014 and 2013 was $5,503 and $4,016, respectively.

Recent Accounting Pronouncements

In February 2013, the FASB issued guidance on reporting the effect of significant reclassifications out of accumulated other comprehensive income. The guidance was effective for reporting periods beginning after December 15, 2013 and did not impact our consolidated financial position, results of operations or cash flows.

In February, 2013, the FASB issued guidance regarding liabilities and obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date.

This guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, and was to be retrospectively applied to all prior periods presented for those obligations. The guidance had no impact on our consolidated financial position, results of operation or cash flows.

In March 2013, the FASB issued guidance regarding a parent company’s accounting for the cumulative foreign currency translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity or of an investment in a foreign entity. The amendments were effective prospectively for the first annual period beginning after December 15, 2014 and did not impact our consolidated financial position, results of operations or cash flows.

F-9

In May 2014, the FASB issued guidance which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance.

The guidance provides that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard.

This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial position, results of operations and cash flows.

In July 2013, the FASB issued guidance which requires entities to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward when settlement in this manner is available under the tax law. The guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2013 and did not have an impact on our consolidated financial position, results of operations, or cash flows.

Note 3. Stockholder’ Equity

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted for a vote of stockholders. Holders of common stock have no pre-emptive rights and no right to convert stock into any other security.

The Company’s Officers and Directors currently own approximately 37.5% of the shares of outstanding common stock.

Preferred Stock

Series A Preferred Stock

No Series A Preferred Stock has been authorized.

Series B Convertible Preferred Stock

As of December 31, 2014, 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001, were issued and outstanding and held in a Voting Trust, the sole Trustee of which is an officer and director of the Company. Series B Convertible Preferred Stock can only be issued to Company Directors.

Each share of Series B Convertible Preferred Stock is entitled to one vote per share at the time of each vote and ordinary dividends only if declared simultaneously with dividends on common shares.

Each share of Series B Convertible Preferred Stock can be converted into one (1) share of common stock.

The Series B Convertible Preferred Stock is non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

F-10

Series C Preferred Stock

As of December 31, 2014, 5,000,000 shares of Series C Preferred Stock, par value $0.001 per share, were issued and outstanding and held by Officers and Directors of the Company.

The Series C shares divide voting rights equally among the Board of Directors at the time of each vote and have either (a) a 100-to-1 voting right as a group or (b) have a 51% voting right in the event 100-to-1 is no longer a majority vote.

The Series C Preferred Stock is entitled to ordinary dividends only if declared simultaneously with dividends on common shares.

The Series C Preferred Stock is non-convertible, non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

Note 4. Going Concern

The Company incurred a net loss of $933,031 for the year ended December 31, 2014.

The Company does not yet have a history of financial stability. The principal sources of liquidity have been the issuance of convertible debt, equity securities and officer loans. The Company emerged from the development stage in 2012 with an accumulated deficit of approximately ($2,900,000).

These factors raise doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described at Note 1 and obtaining capital from either funds provided by operations or other sources until such time that total funds are sufficient to provide for working capital requirements.

The Company will require these funds to finance the growth of its current and expected future operations. The Company believes its current available cash along with anticipated cash may be insufficient to meet its cash needs for the long-term future. There can be no assurance that financing, if necessary, will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the settlement of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 5. Costs and Estimated Earnings on Uncompleted Contracts

The following is a summary of costs, estimated earnings and billings on uncompleted contracts for the period ended December 31, 2014.

Costs incurred on uncompleted contracts	$1,428,467
Estimated earnings	307,429
Less: billings to date	(1,735,896)
$0

Included in the accompanying Balance Sheet under the following caption is:

Billings in excess of costs and estimated earnings on uncompleted contracts: $ -0-.

F-11

Note 6. Backlog

The following summarizes changes in backlog on contracts during the year ended December 31, 2014. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in process at December 31, 2014 and from contractual agreements on which work has not yet begun.

Backlog at December 31, 2013	$416,146
Change Order - current contract	38,649
Contingent contract (Note 15)	-
Less: Contract revenue earned	(454,795)
Backlog at December 31, 2014	$-

Note 7. Related Party Transactions

A company in which an officer and director is a cofounder and 10%+ owner provides certain components of Greenbelt’s systems. During the period January 1, 2012 through December 31, 2014 Greenbelt committed to pay approximately $270,000 to this company to incorporate these components into revenue producing products and its research and development facility

At December 31, 2014, the commitment was fully paid and under the terms of the agreement, Greenbelt will be provided with these same components for its’ next system at no cost.

The Company leases space for manufacturing and assembly from an officer and director. The estimated payments for the initial lease year cannot exceed $30,000 (Note 13).

Certain Officers of the Company deferred payment of a portion of their cash and other compensation in prior years. In December 2011, the Company agreed to issue, and has issued, non-cash share - based compensation in the form of 86.5 million shares of common stock, valued at $0.008 per share, partially in settlement of all compensation due.

Note 8. Convertible Notes

In 2014, the Company issued $22,500 in interest bearing unsecured convertible notes which may be repaid in cash or shares of common stock at the option of the Company.

The notes have an interest rate of 10.0%, are due within one year and are convertible into the Company’s common stock at $0.018 per share.

In 2012, the Company issued $29,100 in interest bearing convertible notes which may be repaid in cash or shares of common stock at the option of the Company. The notes have an interest rate of 10%, are due within one year and are convertible into the Company’s common stock at $0.018 per share. (Note 14).

At December 31, 2014, $36,600 of the issues are outstanding.

Note 9. Income Taxes

The Company has net operating loss carry forwards of approximately $3,385,000 at December 31, 2014 and research and development credit carry forwards of approximately $120,000, expiring in various periods through 2029. Utilization of the net operating loss carry forwards are and may be limited in the future in the event of ownership changes.

The valuation allowance at December 31, 2014 was approximately $1,396,633. The increase in the valuation allowance during the year ended December 31, 2014 was approximately $317,000.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon future taxable income.

Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balance to warrant the application of a full (100%) valuation allowance as of December 31, 2014.

There was no income tax expense for the periods ended December 31, 2014 and 2013.

F-12

Components of the net deferred tax asset, including a valuation allowance, are approximately as follows:

	Deferred Tax Assets	Valuation Allowance

Deferred tax assets as of December 31, 2013	$1,079, 633	$(1,079, 633)
Additions / Reductions	317,000	(317,000)
Deferred tax assets as of December 31, 2014	$1,396,633	$(1,396,633

The following is a reconciliation of Federal income tax expense for:

	2014	2013
Expected income tax benefit at Federal statutory tax rate of 34%	$317,000	$(27,000)
Permanent differences
Valuation allowance	(317,000)	27,000
Actual income tax (benefit)	$-	$-

The tax effects of temporary differences which were computed at a Federal statutory rate of 34% that give rise to deferred tax asset as of December 31, 2014 and December 31, 2013 were as follows:

	2014	2013
Net operating loss carry forwards	$317,000	$27,000
Less: valuation allowance	(317,000)	(27,000)
Net deferred tax assets recorded	$-	$-

Note 10. Derivative Financial Instruments

The Company’s derivative financial instruments consist of a conversion option embedded in Convertible Notes and the Series B Convertible Preferred Stock.

These derivative financial instruments are categorized in Level 3 of the fair value hierarchy.

The Company has determined that there is no material realized or unrealized gain or loss to be recognized attributable to the derivative financial instruments at December 31, 2014 and no material derivative liability to be recognized at December 31, 2014.

Note 11. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2014	2013
Resource-to-Ethanol plant	$192,848	$175,400
Equipment, furniture & fixtures	3,000	3,000
Less accumulated depreciation	(178,972)	(125,261)
	$16,876	$53,139

The Company’s resource-to-ethanol plant is deemed to have an alternative future use and the physical component parts of the plant are capitalized and are being depreciated over 5 years.

All other research and development costs associated with the design and construction of this plant have been expensed as incurred.

F-13

Note 12. Goodwill & Other Intangible Assets

The Company’s initial Goodwill of $248,906 consisted of technology acquired and incorporated into the ethanol plant. This plant is currently used in operations and continuing research and development to support the business model.

The Company completed required impairment reviews at the end of fiscal 2013, 2012, 2011 and 2010, respectively, and concluded that there were no impairments. Therefore, there were no impairment charges for the periods ended in these years. The required impairment review for the year ended December 31, 2014 resulted in the carrying value of Goodwill being reduced to $48,000.

The Company obtained a provisional patent for a proprietary low cost highly efficient simplified module design to house ceramic membranes and is currently in the process of applying for a permanent patent.

Note 13. Leases

The Company is obligated under an operating lease agreement for a 4,800 square foot manufacturing and assembly facility. The lease commenced September 4, 2013 and can expire either three (3) months from the date of written notice of termination by either party or thirty six (36) months, whichever comes earlier. The facility is used to assemble and test products prior to delivery to customers.

The Company is obligated under an operating lease agreement for a 3,500 square foot premises used for research and development activities. The lease term is month to month with no penalty for termination.

Rent expense for the periods ended December 31, 2014 and 2013 was $60,898 and $36,000, respectively.

At December 31, 2014, minimum future rental commitments are approximately $20,000.

Note 14. Commitments and Contingencies

Employment Agreements

The Company has annual renewable employment agreements with two executive Officers. These agreements provide for minimum salary levels, bonus compensation, change of control and other provisions typical of such agreements.

Performance Bond

In 2011, the Company entered into an agreement to issue 20.0 million shares of common stock at $0.005 per share, as consideration for a commitment to guarantee a Performance Bond related to one of the Company’s projects. The agreement also contained other contingent terms and conditions.

As of December 31, 2014 these shares were not issued and the prior year project expense is accrued and is included in cost of revenues earned. These shares were issued in March 2015.

Commitments for Common Stock

The Company entered in several agreements to date to potentially issue approximately 2.5 million shares of common stock valued in a range of $0.01 - $0.018 per share as consideration for certain services rendered and short - term financing guarantees.

Purchase Agreement – Contingent Asset

In 2013 the Company entered into a commitment to pay a supplier in which an officer and director is cofounder and 10%+ owner. The supplier is obligated to deliver component parts of the Company’s next ethanol plant when construction commences.

Sales Tax

The Company is evaluating a state sales tax issue to determine if said tax applies to a sale to a foreign jurisdiction. If it is concluded that sales tax is payable on the transaction, the tax will be the responsibility of the buyer and there will be no impact on our consolidated financial position, results of operations or cash flows.

F-14

Contingent Sales Agreements

In the fourth quarter of 2014, the Company executed an agreement to use its Company owned distillation and dehydration system for testing the processing and conversion of certain specific types of biomass into fuel - grade ethanol. Performance under this contract began in December 2014. Future (periodic) payments are dependent on the success of each specific phase of processing and therefore cannot be determined at this time.

In the first quarter of 2015, the Company executed an agreement to jointly manufacture and assemble an ethanol vapor capture system.

From time to time, the Company may become subject to threatened and/or asserted claims arising in the ordinary course of business. Management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Note 15. Subsequent Events

Disclosure and /or adjustment to the financial statements is required for material or significant events affecting the Company through the date subsequent events were evaluated by the Company.

In March 2015 the Company issued 20.0 million shares of common stock to satisfy the 2011 commitment referred to in Note 14 and also issued 3,600,000 shares of its common stock to additional investors. Total outstanding shares of common stock at March 13, 2015 are approximately 274,000,000.

In the first quarter of 2015, the Company performed the second phase of the process testing referred to in Note 14.

In the first quarter of 2015, the Company received the order to commence manufacturing the first commercial scale ethanol vapor capture system in accordance with the aforementioned agreement.

F-15

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2015	December 31, 2014

ASSETS
Current assets
Cash	$19,781	$28,717
Accounts receivable	91,310	121,285
Advances and prepaid expenses	44,993	52,993
Total current assets	156,084	202,995

Deposits	-	-
Property, plant & equipment, net	2,000	16,876
Goodwill	48,000	48,000
Patent	-
Total assets	$206,084	$267,871

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Convertible notes	36,600	36,600
Billings in excess of costs and estimated earnings on uncompleted contracts		-
Accounts payable	220,224	217,752
Accrued expenses	187,146	185,146
Total current liabilities	443,970	439,498

Commitments and contingencies	-	-

Stockholders’ equity
Series B Convertible preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Series C Preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Common stock, par value $0.001, 500,000,000 shares authorized, 251,501,096 shares issued and 250,324,065 outstanding 2014, 255,101,095 shares issued and 253,924,064 outstanding 2015	253,924	250,324
Additional paid in capital	3,660,160	3,598,960
Stock subscriptions payable	23,010	-
Deficit	(4,184,980)	(4,030,911)
Total stockholders’ equity (deficit)	(237,886)	(171,627)
Total liabilities & stockholders’ equity	$206,084	$267,871

See accompanying notes to consolidated financial statements.

F-16

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months ended	Three Months ended
	March 31, 2015	March 31, 2014

NET REVENUES	$32,948	$186,690

Cost of revenues earned	75,008	180,002
Gross profit (loss)	(42,060)	6,688

EXPENSES
Selling, general and administrative
Compensation	37,844	9,611
Other	57,759	13,440
Research and development	-	31,282
Depreciation	14,876	9,584
Interest	1,530	-
Impairment Adjustment - Goodwill	-	-
Total expenses	112,009	63,917

Operating (loss)	(154,069)	(57,229)

NET (LOSS) BEFORE INCOME TAXES	(154,069)	(57,229)
Provision for income taxes		-
NET (LOSS)	$(154,069)	$(57,229)

NET (LOSS) PER SHARE - BASIC	*	*

Weighted Average Number of Common Shares Outstanding	253,924,064	219,065,150

* less than ($0.01) per share

See accompanying notes to consolidated financial statements.

F-17

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months ended	Three Months ended
	March 31, 2015	March 31, 2014
OPERATING ACTIVITIES

Net income (loss)	$(154,069)	$(57,229)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	14,876	9,584
Underpayment - stock subscription	-	-
Changes in operating assets and liabilities
Customer deposit		-
Accounts receivable	29,975	-
Advances and prepaid expenses	8,000	-
Accounts payable	2,472	(9,760)
Accrued expenses, including interest	2,000	-
Billings in excess of costs and estimated earnings on uncompleted contracts	-	106,555
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(96,746)	49,150

INVESTING ACTIVITIES

Purchase of equipment	-	(17,448)
NET CASH USED IN INVESTING ACTIVITIES	-	(17,448)

FINANCING ACTIVITIES
Convertible notes	-	-
Stock subscriptions payable	23,010	-
Common stock issued for stock subscriptions	64,800	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	87,810	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,936)	31,702
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	$28,717	45,327
CASH AND CASH EQUIVALENTS - END OF PERIOD	$19,781	$77,029

	2015	2014
SUPPLEMENTAL CASH FLOW INFORMATION:
Stock issued for stock subscriptions	$64,800	-

See accompanying notes to consolidated financial statements.

F-18

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

	Preferred Stock		Common Stock		Paid – in	Stock	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Capital	Subscriptions	(Deficit)	Equity

Balance - January 1, 2013	10,000,000	$10,000	219,065,150	$219,065	$3,052,470	$-	$(3,097,880)	$183,655
Common stock issued for stock subscriptions			25,825,582	25,826	459,623			485,449
Common stock issued for services			4,933,333	4,933	79,867			84,800
Common stock issued for compensation			500,000	500	7,000			7,500
Net (loss)							(933,031)	(933,031)
Balance - December 31, 2014	10,000,000	$10,000	250,324,065	$250,324	$3,598,960	$-	$(4,030,911)	$(171,627)
Common stock issued for stock subscriptions			3,599,999	3,600	61,200		64,800
Common stock subscriptions payable						23,010	23,010
Net (loss)							(154,069)	(154,069)
Balance – March 31, 2015	10,000,000	$10,000	253,924,064	$253,924	$3,660,160	$23,010	$(4,184,980)	$(237,886)

See accompanying notes to consolidated financial statements.

F-19

Notes to Consolidated Financial Statements

Note 1. Business and Organization

Greenbelt Resources Corporation (the “Company”) was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California.

The Company’s fiscal year end is December 31.

In 2006, the Company’s acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported the Company’s business model in the biomass/waste-to-energy markets until 2014. During 2014, the plant became operational and can be used for revenue producing projects. The amount paid in excess of the tangible identifiable value of the technology acquired resulted in Goodwill of $248,906 (Note 12).

The Company’s business model is to design, develop, construct and implement technology that makes the production of advanced biofuel reliable, practical, and efficient through the deployment of a network of innovative, cost effective, sustainable energy production systems. The Company is focused on delivering modular solutions designed for localized processing of locally available resources into sellable products.

The small, commercial scale, end-to-end modular systems engineered and constructed by the Company enable the production of commercially-viable advanced biofuel (bio-ethanol) from beverage waste, food waste, energy crops and other cellulosic material with a minimal impact on the environment through energy efficient technology and narrow footprint deployments.

The Company sells its products and services to third parties as well as establishing projects for self-deployment of its technology to address needs for local waste recycling and local energy.

The Company provides end-to-end resource-to-ethanol technology solutions designed for localized processing of locally generated resources (such as waste or energy crops) into locally consumed ethanol, fertilizer and filtered and distilled water. The Company’s ethanol plant distillation modules are built around the award winning Butterfield Closed Cycle System™. The ethanol dehydration modules are proprietary energy efficient molecular separation systems built around a patent pending module design housing zeolite ceramic membrane tubes.

The Company is a green technology company and its common stock is quoted on the OTC market under the symbol GRCO.

Note 2. Summary of Significant Accounting Policies

During the year ended December 31, 2012 the Company emerged from the development stage and became a revenue producing operational company.

Principles of Consolidation

The consolidated financial statements as of and for the periods ended March 31, 2015 and December 31, 2014 include the accounts of Greenbelt Resources Corporation and its wholly-owned subsidiary Diversified Ethanol Corporation. All inter-company accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company maintains cash balances which do not exceed federally insured limits. The Company considers highly liquid investments with an original maturity of three months or less cash equivalents. There were no cash equivalents as of March 31, 2015 and December 31, 2014.

F-20

Property, Plant and Equipment

Property consisting of office furnishings, the Company’s ethanol facility and related property and equipment is stated at cost, less accumulated depreciation.

Depreciation is calculated using the straight-line method over an estimated useful life of 5 years.

See Note 11.

Revenue and Cost Recognition

Revenue from long-term contracts is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct materials, labor and indirect costs (such as: contract labor, tools and equipment rentals) related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Changes in estimated profitability resulting from performance, conditions, contract penalty provisions, claims, change orders and settlements are accounted for as changes in estimates in the current period.

The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenue recognized in excess of amounts billed. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenue recognized.

Net Income (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing the net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding. Diluted EPS gives effect to all potentially dilutive instruments which affect common stock, including stock warrants, convertible debt and convertible preferred stock, using the if converted method. Diluted EPS excludes all dilutive potential shares of common stock if their effect is anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the valuation and potential impairment associated with intangible assets, revenue recognition and estimates pertaining to the valuation allowance for deferred tax assets.

These estimates require management to exercise significant judgment and it is reasonably possible that conditions or circumstances considered in formulating an estimate could change. Accordingly, actual results could differ from estimates.

Intangible Assets

Goodwill

The Company’s intangible asset consists of research and development technology acquired in a business transaction and incorporated into its products and services.

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Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is not amortized but tested annually for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of the asset below its carrying value. In connection with the annual impairment test for goodwill, we have the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. If we determine that it was more likely than not that the fair value of the asset is less than its carrying amount, then we perform the impairment test. The test involves as two-step process. The first step involves comparing the fair values of the applicable assets with their aggregate carrying values, including goodwill. We determine the fair value of our assets using the market approach methodology of valuation. If the carrying value of an asset exceeds the assets fair value, we perform the second step of the test to determine the amount of impairment loss. The second step involves measuring the impairment by comparing the implied fair values of the affected assets, including goodwill, with its carrying value.

We completed the required review for the fiscal years ended 2010 through 2013 and concluded that there was no impairment. The required review for the year ended December 31, 2014 resulted in a reduction in the carrying value of Goodwill to $48,000.

Intellectual Property

The Company currently anticipates certain services and products to be sold under patents, trademarks, trade names and perhaps copyrights.

Such intellectual property could become significant assets and may provide both product recognition and commercial sale or licensing revenues. The Company intends on seeking patent and other intellectual property protection covering services and products, as appropriate.

The Company believes it holds certain common law trademark and trade name rights. Additionally, as the Company develops and improves technologies, it will make applications to seek patent protections using best efforts to ensure the rights to all intellectual property potentially held are adequately protected.

There can, however, be no assurance that these rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged.

Non-Monetary Transactions

The Company has established a policy related to the methodology to be used to determine the value assigned to each intangible asset acquired and used or licensed by us and for services or products received by us and compensated by common stock. Value is based on the market price of the common stock issued as consideration at the date of the agreement for each transaction or when the service is rendered or product is received, as adjusted for applicable discounts.

The methods, estimates and judgments used in applying this policy may have a significant impact on the financial statements.

Income Taxes

Income taxes are accounted for under the asset and liability method.

We recognize a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled.

Assessing whether our deferred tax asset is realizable requires significant judgment. The ultimate realization of the deferred tax asset is dependent upon future taxable income.

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We are also required to recognize the financial statement effect of an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position.

There were no unrecognized tax benefits for the periods ended December 31, 2014 and December 31, 2013, respectively.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, warrants and stock grants are measured at fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation issued for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Expense is recognized over the period the payment is earned.

All share-based payments made to date have vested upon issuance.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability.

The fair value of financial assets and liabilities can be determined based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, as follows:

Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

Level 2 – Inputs, reflecting quoted prices for identical assets or liabilities in markets that are not active, that are observable for the assets or liabilities or through corroboration with observable market data.

Level 3 – Unobservable inputs reflecting only the Company’s assumptions incorporated in valuation techniques used to determine fair value.

Research and Development

Company sponsored research and development expenses that do not consist of component parts which have a future alternative use are expensed as incurred.

For the periods ended March 31, 2015 and 2014, expense was $-0- and $31,282, respectively.

Advertising

The Company’s policy is to expense advertising costs as incurred. Advertising expense for the periods ended March 31, 2015 and 2014 was $-0- and $5,504, respectively.

Recent Accounting Pronouncements

In February 2013, the FASB issued guidance on reporting the effect of significant reclassifications out of accumulated other comprehensive income. The guidance was effective for reporting periods beginning after December 15, 2013 and did not impact our consolidated financial position, results of operations or cash flows.

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In February, 2013, the FASB issued guidance regarding liabilities and obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date.

This guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, and was to be retrospectively applied to all prior periods presented for those obligations. The guidance had no impact on our consolidated financial position, results of operation or cash flows.

In March 2013, the FASB issued guidance regarding a parent company’s accounting for the cumulative foreign currency translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity or of an investment in a foreign entity. The amendments were effective prospectively for the first annual period beginning after December 15, 2014 and did not impact our consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued guidance which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance.

The guidance provides that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard.

This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is currently evaluating the impact this guidance will have on its consolidated financial position, results of operations and cash flows.

In July 2013, the FASB issued guidance which requires entities to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward when settlement in this manner is available under the tax law. The guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2013 and did not have an impact on our consolidated financial position, results of operations, or cash flows.

Note 3. Stockholder’ Equity

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted for a vote of stockholders. Holders of common stock have no pre-emptive rights and no right to convert stock into any other security.

The Company’s officers and directors currently own approximately 36.6% of the shares of outstanding common stock.

Preferred Stock

Series A Preferred Stock

No Series A Preferred Stock has been authorized.

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Series B Convertible Preferred Stock

As of March 31, 2015, 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001, were issued and outstanding and held in a Voting Trust, the sole Trustee of which is an officer and director of the Company. Series B Convertible Preferred Stock can only be issued to Company directors.

Each share of Series B Convertible Preferred Stock is entitled to one vote per share at the time of each vote and ordinary dividends only if declared simultaneously with dividends on common shares.

Each share of Series B Convertible Preferred Stock can be converted into one (1) share of Common Stock.

The Series B Convertible Preferred Stock is non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

Series C Preferred Stock

As of March 31, 2015, 5,000,000 shares of Series C Preferred Stock, par value $0.001 per share, were issued and outstanding and held by officers and directors of the Company.

The Series C shares divide voting rights equally among the Board of Directors at the time of each vote and have either (a) a 100-to-1 voting right as a group or (b) have a 51% voting right in the event 100-to-1 is no longer a majority vote.

The Series C Preferred Stock is entitled to ordinary dividends only if declared simultaneously with dividends on common shares.

The Series C Preferred Stock is non-convertible, non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

Note 4. Going Concern

The Company incurred a net loss of ($154,069) for the three months ended March 31, 2015.

The Company does not yet have a history of financial stability. The principal sources of liquidity have been the issuance of convertible debt, equity securities and officer loans. The Company emerged from the development stage in 2012 with an accumulated deficit of approximately ($2,900,000).

These factors raise doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described at Note 1 and obtaining capital from either funds provided by operations or other sources until such time that total funds are sufficient to provide for working capital requirements.

The Company will require these funds to finance the growth of its current and expected future operations. The Company believes its current available cash along with anticipated cash may be insufficient to meet its cash needs for the long-term future. There can be no assurance that financing, if necessary, will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the settlement of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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Note 5. Costs and Estimated Earnings on Uncompleted Contracts

The following is a summary of costs, estimated earnings and billings on uncompleted contracts, of which there were none accounted for under the percentage of completion method, for the period ended March 31, 2015.

Costs incurred on uncompleted contracts	$-0-
Estimated earnings	-
Less: billings to date	-
$0

Included in the accompanying Balance Sheet under the following caption is:

Billings in excess of costs and estimated earnings on uncompleted contracts:	$-0-

Note 6. Backlog

The following summarizes changes in backlog on contracts during the period ended March 31, 2015. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in process at March 31, 2015 and from contractual agreements on which work has not yet begun.

Backlog at December 31, 2014	$-0-
Less: Contract revenue earned	-0-
Backlog at March 31, 2015	$-

Note 7. Related Party Transactions

A company in which an officer and director is a cofounder and 10%+ owner provides certain components of Greenbelt’s systems. During the period January 1, 2012 through December 31, 2014 Greenbelt committed to pay approximately $270,000 to this company to incorporate these components into revenue producing products and its research and development facility.

At March 31, 2015, the commitment was fully paid and under the terms of the agreement, Greenbelt will be provided with these same components for its’ next system at no cost.

The Company leases space for manufacturing and assembly from an officer and director. The estimated payments for the initial lease year cannot exceed $30,000 (Note 13).

Certain officers of the Company deferred payment of a portion of their cash and other compensation in prior years. In December 2011, the Company agreed to issue, and has issued, non-cash share - based compensation in the form of 86.5 million shares of common stock, valued at $0.008 per share, partially in settlement of all compensation due.

Note 8. Convertible Notes

In 2014, the Company issued $22,500 in interest bearing unsecured convertible notes which may be repaid in cash or shares of common stock at the option of the Company.

The notes have an interest rate of 10.0%, are due within one year and are convertible into the Company’s common stock at $0.018 per share.

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In 2012, the Company issued $29,100 in interest bearing convertible notes which may be repaid in cash or shares of common stock at the option of the Company. The notes have an interest rate of 10%, are due within one year and are convertible into the Company’s common stock at $0.018 per share (Note 14).

At March 31, 2015, $36,600 of the issues is outstanding.

Note 9. Income Taxes

The Company has net operating loss carry forwards of approximately $3,437,000 at March 31, 2015 and research and development credit carry forwards of approximately $ 120,000, expiring in various periods through 2029. Utilization of the net operating loss carry forwards are and may be limited in the future in the event of ownership changes.

The valuation allowance at March 31, 2015 was approximately $1,448,633. The increase in the valuation allowance during the quarter ended March 31, 2015 was approximately $52,000.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon future taxable income.

Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balance to warrant the application of a full (100%) valuation allowance as of December 31, 2014.

There was no income tax expense for the periods ended March 31, 2015 and 2014.

Components of the net deferred tax asset, including a valuation allowance, is approximately as follows:

	Deferred Tax Assets	Valuation Allowance	Balance
Deferred tax assets as of December 31, 2014	$1,396,633	$(1,396,633)	$0
Additions / Reductions	52,000	(52,000)	$0
Deferred tax assets as of March 31, 2015	$1,448,633	$(1,448,633)

The following is a reconciliation of Federal income tax expense for:

	March 31,
	2015	2014
Expected income tax benefit at Federal statutory tax rate of 34% Permanent differences	$52,000	$317,000
Valuation allowance	(52,000)	(317,000)
Actual income tax (benefit)	$-	$-

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The tax effects of temporary differences which were computed at a Federal statutory rate of 34% that give rise to deferred tax asset as of March 31, 2015 and December 31, 2014 were as follows:

	March 31,
	2015	2014
Net operating loss carry forwards	$52,000	$317,000
Less: valuation allowance	(52,000)	(317,000
Net deferred tax assets recorded	$-	$-

Note 10. Derivative Financial Instruments

The Company’s derivative financial instruments consist of a conversion option embedded in Convertible Notes and the Series B Convertible Preferred Stock.

These derivative financial instruments are categorized in Level 3 of the fair value hierarchy.

The Company has determined that there is no material realized or unrealized gain or loss to be recognized attributable to the derivative financial instruments at December 31, 2014 and no material derivative liability to be recognized at March 31, 2015.

Note 11. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31,
	2015	2014
Resource-to-Ethanol plant	$192,848	$192,848
Equipment, furniture & fixtures	3,000	3,000
Less accumulated depreciation	(193,848)	(178,972)
	$2,000	$16,876

The Company’s resource-to-ethanol plant is deemed to have an alternative future use and the physical component parts of the plant are capitalized and were depreciated over 5 years.

All other research and development costs associated with the design and construction of this plant have been expensed as incurred.

Note 12. Goodwill & Other Intangible Assets

The Company’s initial Goodwill of $248,906 consisted of technology acquired and incorporated into the ethanol plant. This plant is currently used in operations and continuing research and development to support the business model.

The Company completed required impairment reviews at the end of fiscal 2013, 2012, 2011 and 2010, respectively, and concluded that there were no impairments. Therefore, there were no impairment charges for the periods ended in these years. The required impairment review for the year ended December 31, 2014 resulted in the carrying value of Goodwill being reduced to the current balance of $48,000.

The Company obtained a provisional patent for a proprietary low cost highly efficient simplified module design to house ceramic membranes and is currently in the process of applying for a permanent patent.

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Note 13. Leases

The Company is obligated under an operating lease agreement for a 4,800 square foot manufacturing and assembly facility. The lease commenced September 4, 2013 and can expire either three (3) months from the date of written notice of termination by either party or thirty six (36) months, whichever comes earlier. The facility is used to assemble and test products prior to delivery to customers.

The Company is obligated under an operating lease agreement for a 3,500 square foot premises used for research and development activities. The lease term is month to month with no penalty for termination.

Rent expense for the periods ended March 31, 2015 and 2014 was $17,368 and $23,550, respectively.

At March 31, 2015, minimum future rental commitments are approximately $9,000.

Note 14. Commitments and Contingencies

Employment Agreements

The Company has annual renewable employment agreements with two executive officers. These agreements provide for minimum salary levels, bonus compensation, change of control and other provisions typical of such agreements.

Performance Bond

In 2011, the Company entered into an agreement to issue 20.0 million shares of common stock at $0.005 per share, as consideration for a commitment to guarantee a Performance Bond related to one of the Company’s projects. The agreement also contained other contingent terms and conditions.

As of March 31, 2015 these shares were not issued and the prior year project expense is accrued and is included in cost of revenues earned. These shares were expected to be issued in the second quarter of 2015.

Purchase Agreement – Contingent Asset

In 2013 the Company entered into a commitment to pay a supplier in which an officer and director is cofounder and 10%+ owner. The supplier is obligated to deliver component parts of the Company’s next ethanol plant when construction commences.

Sales Tax

The Company is evaluating a state sales tax issue to determine if said tax applies to a sale to a foreign jurisdiction. If it is concluded that sales tax is payable on the transaction, the tax will be the responsibility of the buyer and there will be no impact on our consolidated financial position, results of operations or cash flows.

From time to time, the Company may become subject to threatened and/or asserted claims arising in the ordinary course of business. Management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

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Note 15. Subsequent Events

Disclosure and /or adjustment to the financial statements is required for material or significant events affecting the Company through the date subsequent events were evaluated by the Company.

In the second quarter of 2015, the Company received the order to commence manufacturing the commercial scale ethanol vapor capture system in accordance with a joint manufacturing and assembly agreement executed in the first quarter of 2015.

On May 14, 2015, the Company filed with the Securities and Exchange Commission (the “SEC”) an offering statement under Regulation A relating to an offering of the Company’s common stock by the Company and certain selling stockholders. Once qualified by the SEC and the relevant state regulators, the Company’s shares will be offered to investors in certain states by the executive team and by the selling stockholders in lieu of the services of an underwriter. A share purchase is not limited to accredited investors but will be subject to a minimum purchase amount. The shares offered for sale, at a yet to be determined fixed price, will be freely trading shares.

The Company plans to use a substantial portion of the proceeds of this offering to build a larger commercial facility located in Paso Robles. The facility is primarily intended for the Company’s own use expanding its existing capability to take further advantage of locally available feedstocks. However, since the Company’s technology is modular, the Company can also easily sell or lease this system once completed, to a customer requiring rapid delivery. The remaining portion of proceeds will be directed at a strategically targeted expansion of marketing and sales efforts and for working capital requirements.

A preliminary offering circular can be viewed and downloaded from our website at www.greenbeltresources.com/reg-a/. Information contained in the preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a preliminary offering circular is delivered and the offering statement filed with the SEC becomes qualified. The preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

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PART III – EXHIBITS

Exhibit No.	Description of Document

2.1 **	Amended and Restated Articles of Incorporation

2.2*	Bylaws

4.1*	Form of Subscription Agreement

6.1	Executive Employment Agreement dated as of October 1, 2013 by and between Darren B. Eng and Greenbelt Resources Corporation.

6.2	Executive Employment Agreement dated as of October 1, 2013 by and between Floyd Butterfield and Greenbelt Resources Corporation

6.3	University of Florida Cellolosic Ethanol Pilot Plant Contract.

6.4	Standard Ethanol Pty Ltd. contract**

6.5**	Promissory note dated July 30, 2012 in favor of I-Lenders

6.6**	Promissory note dated June 3, 2014 in favor of James H. Avery & Lynn M. Avery TTEES James H. Avery and Lynn M. Avery Liv Trust U/A DTD 08/25/2004.

6.7**	Promissory note dated May 15, 2014 in favor of Mark Stratton.

11.1	Consent of Legal & Compliance, LLC (included in Exhibit 12.1)

12.1	Opinion of Legal & Compliance, LLC

* Filed previously.

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paso Robles, State of California, on July 28, 2015.

GREENBELT RESOURCES CORPORATION

By:	/s/ Darren Eng
Darren Eng
President and Chief Executive Officer

This Offering Circular has been signed by the following persons in the capacities indicated on July 28, 2015.

Name	Title

/s/ Darren Eng	President, Chief Executive Officer and Director
Darren Eng

/s/ Floyd S. Butterfield	Chief Technology Officer, Treasurer, Secretary and Director
Floyd S. Butterfield

/s/ Joseph Pivinski	Chief Financial Officer
Joseph Pivinski

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